Riviera Holdings Corporation
                         2901 Las Vegas Boulevard South
                               Las Vegas, NV 89109
                       Investor Relations: (800) 362-1460
                               TRADED: AMEX - RIV
                               www.theriviera.com







FOR FURTHER INFORMATION:


AT THE COMPANY:                                INVESTOR RELATIONS CONTACT:
William Westerman, Chairman of the Board       Betsy Truax, Skorpus Consulting
(702) 794-9237 Voice                           (208) 241-3704 Voice
(702) 794-9277 Fax                             (208) 232-5317 Fax
Email:  wwesterman@theriviera.com              Email:   BetsyT@cableone.net

FOR IMMEDIATE RELEASE:

    RIVIERA ANNOUNCES RESIGNATION OF RON JOHNSON, EXECUTIVE VICE PRESIDENT OF GAMING OPERATIONS AND PRESIDENT OF RIVIERA BLACK HAWK

         LAS VEGAS, NV - May 17, 2006 -- Riviera Holdings Corporation (AMEX:
RIV) announced today that Ronald P. Johnson, Executive Vice President of Gaming Operations of Riviera Operating Corporation and President of Riviera Black Hawk, Inc., has resigned for personal reasons effective May 16, 2006.

         The Company also announced that Chief Executive Officer William L. Westerman has been appointed to Mr. Johnson's position as President of Riviera Black Hawk, Inc. effective May 16, 2006.

         Mr. Westerman said, "We appreciate Ron's 15 years of dedication and service to the Company, especially his contribution to the development of our successful Black Hawk Casino, and wish him well on his future endeavors."


About Riviera Holdings Corporation

     Riviera Holdings Corporation owns and operates the Riviera Hotel and Casino on the Las Vegas Strip and the Riviera Black Hawk Casino in Black Hawk, Colorado. Riviera Holdings Corporation's stock is listed on the American Stock Exchange ("AMEX") under the symbol RIV.
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